EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-124402) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended, Registration Statement (Form S-8 No. 333-10400) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan and Registration Statement (Form S-8 No. 333-7870) pertaining to the Fresh Del Monte Produce Inc. 1997 Share Incentive Plan, of our reports dated March 12, 2007, with respect to the consolidated financial statements of Fresh Del Monte Produce Inc., the financial statement schedule of Fresh Del Monte Produce Inc., Fresh Del Monte Produce Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control of financial reporting of Fresh Del Monte Produce Inc. included in the Annual Report (Form 20-F) for the year ended December 29, 2006.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida

March 12, 2007